Exhibit 3.1

Amended and Restated

BYLAWS

OF

ROBERTS REALTY INVESTORS, INC.

ARTICLE I

SHAREHOLDERS

Section 1.      Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, whether within or without the State of Georgia, on such date, and at such time, as the Board of Directors may by resolution provide, or if the Board of Directors fails to provide, then such meeting shall be held at the principal office of the Corporation at 10:00 a.m., local time, on the fourth Tuesday in April of each year, if not a legal holiday under the laws of the State of Georgia, and if a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of shareholders held within the year that such meeting shall be in lieu of the annual meeting.

Section 2.      Special Meetings. Special meetings of the shareholders may be called by the Board of Directors, by the Chairman of the Board of Directors, by the President, or by the Corporation upon the written request (which request shall set forth the purpose or purposes of the meeting) of the shareholders of record (see Section 6(b) of Article I of these Bylaws) of outstanding shares representing more than 50% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. In the event such meeting is called by the Board of Directors, by the Chairman of the Board of Directors, or by the President, such meeting may be held at such place, either within .or without the State of Georgia, as is stated in the call and notice thereof. If such meeting is called at the request of the shareholders as provided in this Section 2, then such meeting shall be held at such place in the State of Georgia as is stated in the notice thereof.

Section 3.      Notice of Meetings. A written or printed notice stating the place, day and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary of the Corporation to each holder of record of stock of the Corporation at the time entitled to vote, at his address as it appears upon the records of the Corporation, not less than 10 nor more than 60 days prior to such meeting. If the Secretary fails to give such notice within 20 days after the call of a meeting, the person calling or requesting such meeting, or any person designated by them, may give such notice. Notice of such meeting may be waived in writing by any shareholder. Notice of any adjourned meeting of the shareholders shall not be required if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, unless the Board of Directors sets a new record date for such meeting in which case notice shall be given in the manner provided in this Section 3.

Section 4.      Quorum and Shareholder Vote. A quorum for action on any subject matter at any annual or special meeting of shareholders shall exist when the holders of shares entitled to vote a majority of the votes entitled to be cast on such subject matter are represented in person or by proxy at such meeting. If a quorum is present, the affirmative vote of such number of shares as is required (without regard to any provision of the Articles of Incorporation or these Bylaws) by the Georgia Business Corporation Code (as in effect at the time the vote is taken), for approval of the subject matter being voted upon, shall be the act of the shareholders unless a greater vote is required by the Articles of

Incorporation or these Bylaws. If a quorum is not present, a meeting of shareholders may be adjourned from time to time by the vote of shares having a majority of the votes of the shares represented at such meeting, until a quorum is present. When a quorum is present at the reconvening of any adjourned meeting, and if the requirements of Section 3 of this Article I have been observed, then any business may be transacted at each reconvened meeting in the same manner and to the same extent as it might have been transacted at the meeting as originally noticed.

Section 5.      Proxies. A shareholder may vote either in person or by proxy duly executed in writing by the shareholder. Unless written notice to the contrary is delivered to the Corporation by the shareholder, a proxy for any meeting shall be valid for any reconvention of any adjourned meeting.

Section 6.      Fixing Record.

(a)      Except as provided in paragraph (b) of this Section 6, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors shall have the power to fix a date, not more than 70 days prior to the date on which the particular action requiring a determination of shareholders is to be taken, as the record date for any such determination of shareholders. A record date for the determination of shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof shall not be set less than 10 days prior to such meeting; provided that the record date for the determination of shareholders entitled to notice of or to vote at any special meeting of shareholders called by the Corporation at the request of holders of shares pursuant to Section 2 of Article I hereof or any adjournment thereof, shall be 20 days after the “Determination Date” (as defined in paragraph 6(b) in this Section 6), and provided further that such record date shall be 70 days prior to such special meeting. In any case where a record date is set, under any provision of this Section 6, only shareholders of record on the said date shall be entitled to participate in the action for which the determination of shareholders of record is made, whether the action is payment of a dividend, allotment of any rights or any change or conversion or exchange of capital stock or other such action, and, if the record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, only such shareholders of record shall be entitled to such notice or vote, notwithstanding any transfer of any shares on the books of the Corporation after such record date.

(b)      (i) In order that the Corporation may determine the shareholders entitled to request a special meeting of the shareholders or a special meeting in lieu of the annual meeting of the shareholders pursuant to Section 2 of Article I hereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders request such a special meeting shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall, within 10 business days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 business days after the date on which such a request is received, the record date for determining shareholders entitled to request such a special meeting shall be the first day on which a signed written request setting forth the request to fix a record date is delivered to the Corporation by delivery to its principal place of business, or to any officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded.

(ii)     Every written request for a special meeting shall bear the date of signature of each shareholder who signs the request and no such request shall be effective to request such a meeting unless, within 70 days after the record date established in accordance with paragraph (b) (i) of this Section, written requests signed by a sufficient number of record holders as of such record date to request a special meeting in accordance with Section 2 of Article I hereof are delivered to the Corporation in the manner prescribed in paragraph (b) (i) of this Section.

(iii)     In the event of the delivery, in the manner provided by this Section, to the Corporation of the requisite written request or requests for a special meeting and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting a prompt ministerial review by the independent inspectors, no request by shareholders for a special meeting shall be effective until the earlier of (i) five business days following delivery to the Corporation of requests signed by the holders of record (on the record date established in paragraph (b)(i) of this Section) of the required minimum number of shares that would be necessary to request such a meeting under Section 2 of Article I hereof, or (ii) such date as the independent inspectors certify to the Corporation that the requests delivered to the Corporation in accordance with this Article represent at least the minimum number of shares that would be necessary to request such meeting (the earlier of such dates being herein referred to as the “Determination Date”). Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any shareholder shall not be entitled to contest the validity of any request or revocation thereof, whether during or after such five business day period, or to take any other action (including, without limitation, the commencement. prosecution or defense of any litigation with respect thereto).

(iv)     Unless the independent inspectors shall deliver, on or before the Determination Date, a certified report to the Corporation stating that the valid requests for a special meeting submitted pursuant to paragraph (iii) above represent less than the requisite minimum number of shares that would be necessary to request a special meeting under Section 2 of Article I hereof, the Board of Directors shall, within five business days after the Determination Date, adopt a resolution calling a special meeting of the shareholders and fixing a record date for such meeting, in accordance with Section 6(a) of Article I of these Bylaws.

Section 7.       Notice of Shareholder Business. At an annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who complies with the notice procedures set forth in this Section 7 and only to the extent that such business is appropriate for shareholder action under the provisions of the Georgia Business Corporation Code. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 60 days prior to the meeting provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation’s books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (d) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 7. At an annual meeting, the Chairman shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 7, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

Section 8.      Notice of Shareholder Nominees. Except for Directors who are elected by Directors pursuant to the provisions of Section 2 or Section 9 of Article II of these Bylaws, only persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 8. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be delivered to or mailed and received by the principal executive offices of the Corporation not less than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitation of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. No person shall be eligible for election as Director of the Corporation unless nominated in accordance with the procedures set forth in these Bylaws. The Chairman shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

ARTICLE II

DIRECTORS

Section 1.      Powers of Directors. The Board of Directors shall manage the business and affairs of the Corporation and, subject to any restrictions imposed by law, by the Articles of Incorporation, or by these Bylaws, may exercise all the powers of the Corporation.

Section 2.      Number and Term of Directors. The number and terms of Directors shall be as prescribed by the Articles of Incorporation.

Section 3.      Meetings of the Directors. The Board of Directors shall meet each year immediately following the annual meeting of shareholders, and the Board may by resolution provide for the time and place of other regular meetings. Special meetings of the Directors may be called by the Chairman of the Board or by the President or by any two of the Directors.

Section 4.      Notice of Meetings. Notice of each meeting of the Directors shall be given by the Secretary by mailing the same at least ten days before the meeting or by telephone, fax, telegraph or cablegram or in person at least five days before the meeting, to each Director, except that no notice need be given of regular meetings fixed by the resolution of the Board or of the meeting of the Board held at the place of and immediately following the annual meeting of the shareholders. Any Director may waive notice, either before or after the meetings and shall be deemed to have waived notice if he is present at the meeting.

Section 5.      Action of Directors Without a Meeting. Any action required by law to be taken at a meeting of the Board of Directors, or any action which may be taken at a meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the Directors, or all the members of the committee, as the case may be, and be filed with the minutes of the proceedings of the Board or the committee. Such consent shall have the same force and effect as a unanimous vote of the Board or the committee, as the case may be.

Section 6.      Committees. The Board of Directors may, in its discretion, appoint committees, each consisting of one or more Directors, which shall have and may exercise such delegated powers as shall be conferred on or authorized by the resolutions appointing them, except that no such committee may: (1) approve or propose to shareholders action that the Georgia Business Corporation Code requires to be approved by shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Articles of Incorporation of the Corporation pursuant to Section 14-2-1002 of the Georgia Business Corporation Code, (4) adopt, amend or repeal these Bylaws, or (5) approve a plan of merger not requiring shareholder approval. A majority of any such committee may determine its action, fix the time and place of its meetings, and determine its rules of procedure. Each committee shall keep minutes of its proceedings and actions and shall report regularly to the Board of Directors. The Board of Directors shall have power at any time to fill vacancies in, change the membership of, or discharge any such committee.

Section 7.      Compensation. The Board of Directors shall have the authority to determine from time to time the amount of compensation that shall be paid to its members for attendance at meetings of, or service on, the Board of Directors or any committee of the Board. The Board of Directors also shall have the power to reimburse Directors for reasonable expenses of attendance at Directors meetings and committee meetings.

Section 8.      Removal. Any or all directors may be removed from office at any time with or without cause by action of the shareholders as described in the Articles of Incorporation.

Section 9.      Vacancies. Except as and to the extent provided otherwise in the Articles of Incorporation: (a) a vacancy occurring in the Board of Directors by reason of the removal of a Director by the shareholders shall be filled by the shareholders, or, if authorized by the shareholders, by the remaining Directors; (b) any other vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not filled, or if no director remains, by the shareholders; and (c) a Director elected to fill a vacancy shall serve for the unexpired term of his predecessor in office.

Section 10.    Telephone Conference Meetings. Unless the Articles of Incorporation otherwise provide, members of the Board of Directors, or of any committee of the Board of Directors, may participate in a meeting of the Board or committee by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 10 shall constitute presence in person at such meeting.

ARTICLE III

OFFICERS

Section 1.      Officers. The officers of the Corporation shall consist of a Chairman of the Board of Directors, a President, a Secretary and a Treasurer, and such other officers or assistant officers as may be elected by the Board of Directors. Any two offices may be held by the same person.

Section 2.      Chairman of the Board. The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and shall, under the direction of the Board of Directors, have responsibility for the general direction of the business, policies and affairs of the Corporation. He shall preside at all meetings of the shareholders and all meetings of the Board of Directors and shall have such other duties as the Board of Directors shall from time to time prescribe.

Section 3.      President. The President shall be the chief operating officer of the Corporation. He shall, under the direction of the chief executive officer, supervise the management of the day-to-day business of the Corporation. He shall act as the Chairman of the Board in the case of the absence or disability of the Chairman of the Board, and he shall have such further powers and duties as from time to time may be conferred on him by the Board of Directors or the chief executive officer.

Section 4.      Treasurer. The Treasurer shall be responsible for the maintenance of proper financial books and records of the Corporation.

Section 5.      Secretary. The Secretary shall prepare and keep the minutes of the meetings of the shareholders and the Directors, shall have custody of and attest the seal of the Corporation, and shall be responsible for authenticating records of the Corporation.

Section 6.      Vice Presidents, Assistant Treasurers and Assistant Secretaries. Unless a specific order of succession among several Vice Presidents, Assistant Treasurers, or Assistant Secretaries, as the case may be, is designated by the Board: (a) any Vice President elected by the Board shall be authorized to act as the President in the case of the absence or disability of the President; (b) any Assistant Treasurer elected by the Board shall be authorized to act as the Treasurer in the case of the absence or disability of the Treasurer; and (c) any Assistant Secretary elected by the Board shall be authorized to act as the Secretary in the case of the absence or disability of the Secretary. For purposes of these Bylaws, any individual elected an Executive Vice President shall be considered a Vice President.

Section 7.      Other Duties and Authorities. Each officer, employee and agent shall have such other duties and authorities as may be conferred on them by the Board of Directors.

Section 8.      Removal. Any officer may be removed, with or without cause, at any time by the Board of Directors, and such vacancy may be filled by the Board of Directors. A contract of employment for a definite term shall not prevent the removal of any officer, but this provision shall not prevent the making of a contract of employment with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment.

Section 9.      Compensation. The salaries of the officers shall be fixed from time to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE IV

DEPOSITORIES, SIGNATURE AND SEAL

Section 1.      Depositories. All funds of the Corporation shall be deposited in the name of the Corporation in such depository or depositories as the Board may designate and shall be drawn out on checks, drafts or other orders signed by such officer, officers, agent or agents as the Board may from time to time authorize.

Section 2.      Contracts. All contracts and other instruments shall be signed on behalf of the Corporation by the Chairman of the Board, the President, any Vice President or by such other officer, officers, agent or agents, as the Chairman of the Board or the President designates from time to time or as the Board from time to time may by resolution provide.

Section 3.      The form of seal of the Corporation shall be selected and modified from time to time by the Board of Directors or its designee. The seal may be manually affixed to any document or may be lithographed or otherwise printed on any document with the same force and effect as if it had been affixed manually. The signature of the Secretary or Assistant Secretary shall attest the seal and may be a facsimile if and to the extent permitted by law.

ARTICLE V

STOCK TRANSFERS

Section 1.      Certificates for Stock. The shares of capital stock of the Corporation may be certificated or uncertificated, as provided under Georgia law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of the capital stock shall be in such form as the Board of Directors shall prescribe, certifying the number and class of shares of the capital stock of the Corporation owned by the shareholder. Any such certificate may bear the seal of the Corporation or a facsimile thereof or may be represented by a global certificate through the Depository Trust Company. Any certificates issued to any shareholder of the Corporation shall bear the name of the Corporation and state that it is organized under the laws of the State of Georgia, the name of the shareholder and the number and class (and the designation of the series, if any) of the shares represented. Each such certificate shall be signed in the name of the Corporation by the President or a Vice-President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, provided that any such certificate may be signed by the facsimile signature of either or both of such officers imprinted thereon if the same is countersigned by a transfer agent of the Corporation, and provided further that certificates bearing the facsimile of the signature of such officers imprinted thereon shall be valid in all respects as if such person or persons were still in office, even though such officer or officers shall have died or otherwise ceased to be officers.

Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall, through its transfer agent, send to the registered owner thereof a written notice that shall set forth the name of the Corporation, that the corporation is organized under the laws of the State of Georgia, the name of the shareholder, the number and class (and the designation of the series, if any) of the shares represented, and any restrictions on the transfer or registration of such shares of stock imposed by the Corporation’s Articles of Incorporation, these Bylaws, any agreement among shareholders or any agreement between shareholders and the Corporation, and such other matters as are required by law.

Section 2.      Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the shareholder entitled thereto, cancel the old certificate and record the transaction upon the books of the Corporation.

     Upon the receipt of proper transfer instructions from the registered owner of uncertificated shares, such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the shareholder entitled thereto and the transaction shall be recorded upon the books of the Corporation. If the Corporation has a transfer agent or registrar acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

Section 3.      Lost, Destroyed or Stolen Certificates. Where the holder of record of a share or shares of stock of the Corporation claims that the certificate representing said share has been lost, destroyed or wrongfully taken, the Board or its designee shall provide for the issuance of a new certificate or uncertificated shares in place of the certificate previously issued by the Corporation alleged to have been lost, destroyed or wrongfully taken if the holder of record: (a) so requests before the Corporation has notice that the certificate has been acquired by a bona fide purchaser; (b) files with the Corporation a sufficient indemnity bond; and (c) furnishes evidence of such loss, destruction or wrongful taking satisfactory to the Corporation, in the reasonable exercise of its discretion. The Board may authorize such officer or agent as it may designate to determine the sufficiency of such an indemnity bond and to determine reasonably the sufficiency of the evidence of loss, destruction or wrongful taking.

Section 4.      Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and one or more co-transfer agents and registrar and one or more co-registrars and may make or authorize such agent to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of the capital stock of the Corporation.

ARTICLE VI

INDEMNIFICATION

Section 1.      Mandatory Indemnification. The Corporation shall indemnify to the fullest extent permitted by the Georgia Business Corporation Code, and to the extent that applicable law from time to time in effect shall permit indemnification that is broader than provided in these Bylaws, then to the maximum extent authorized by law, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was a director or officer against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Section 2.      Permissive Indemnification. The Corporation shall have the power to indemnify to the fullest extent permitted by the Georgia Business Corporation Code, any individual made a party to a proceeding (as defined in the Georgia Business Corporation Code) because he is or was an employee or agent of the Company against liability (as defined in the Georgia Business Corporation Code), incurred in the proceeding, if he acted in a manner he believed in good faith to be in or not opposed to the best interests of the Corporation and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Section 3.      Advances for Expenses.  The Corporation shall pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding, and shall have the authority to pay for or reimburse the reasonable expenses of an employee or agent of the Corporation who is a party to a proceeding, in each case in advance of the final disposition of a proceeding if:

(a)      Such person furnishes the Corporation a written affirmation of his good faith belief that he has met the standard of conduct set forth in Section 1 or Section 2 above, as applicable, and

(b)      Such person furnishes the Corporation a written undertaking, executed personally on his behalf to repay any advances if it is ultimately determined that he is not entitled to indemnification.

The written undertaking required by paragraph (b) above must be an unlimited general obligation of such person but need not be secured and may be accepted without reference to financial ability to make repayment.

Section 4.      Indemnification Not Exclusive. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5.      Amendment or Repeal. Any repeal or modification of the foregoing provisions of this article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

AMENDMENT OF BYLAWS

Section 1.      Amendment. These Bylaws may be altered, amended, repealed or new Bylaws adopted by the Board of Directors by the affirmative vote of a majority of all directors then holding office, but any bylaws adopted by the Board of Directors may be altered, amended, repealed, or any new bylaws adopted, by the shareholders at an annual or special meeting of shareholders, when notice of any such proposed alteration, amendment, repeal or addition shall have been given in the notice of such meeting. The shareholder may prescribe that any bylaw or bylaws adopted by them shall not be altered, amended or repealed by the Board of Directors. Action by the shareholders with respect to these Bylaws shall be taken by an affirmative vote of the holders of at least 75% of all shares outstanding and entitled to vote generally in the election of directors, voting as a single voting group.